UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 15, 2017

MANTRA VENTURE GROUP LTD.

(Exact name of registrant as specified in its charter)

British Columbia	000-53461	26-0592672
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Crown Oak Centre

Longwood, Florida 32750

(Address of Principal Executive Offices)

(604) 560-1503

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Special Meeting of Shareholders of Mantra Venture Group Ltd. (the “Company”) held on November 15, 2017, a total of 210,304,818 shares of the Company’s common stock were present in person or represented by proxy, representing approximately 76% percent of the Company’s outstanding common stock as of the October 10, 2017 record date. The following are the voting results for the proposals considered and voted upon at the meeting, all of which were described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on October 10, 2017.

Proposal No. 1

A proposal to approve an amendment to the Articles of the Company to authorize the Board of Directors to designate the special rights or restrictions of any preferred class or series of shares. The votes were cast as follows:

Votes “FOR”	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
151,861,976	14,152,762	210,307	44,079,773

Proposal No. 2

A proposal to approve an amendment to the Articles of the Company to increase the number of shares of common stock authorized from 275,000,000 shares to 750,000,000 shares. The votes were cast as follows:

Votes “FOR”	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
179,568,379	30,733,437	3,002	-

Proposal No. 3

A proposal to approve the proposed name change of the Company from Mantra Venture Group Ltd. to Spectrum Global Solutions, Inc. The votes were cast as follows:

Votes “FOR”	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
201,479,943	8,164,691	660,184	-

Based on the foregoing votes, Proposals 1, 2 and 3 were approved.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 15, 2017

MANTRA VENTURE GROUP LTD.

By:	/s/ Roger Ponder
Name:	Roger Ponder
Title:	Chief Executive Officer

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